UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2024

Bath & Body Works, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of principal executive offices)	(Zip Code)

(614) 415-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BBWI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2024, the Board of Directors (the “Board”) of Bath & Body Works, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”) to make certain updates and conforming and technical changes, including the following: (i) update the notice period for stockholders to bring matters before the annual meeting of stockholders to be not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders; (ii) update the procedural and informational requirements for director nominations and other proposals submitted by stockholders under the Company’s “advance notice” provisions, including updates to reflect the Securities and Exchange Commission’s adoption of “universal proxy” rules as set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended; (iii) make certain revisions to align with current versions of the relevant provisions of the Delaware General Corporation Law; (iv) require that a stockholder soliciting proxies from other stockholders use a proxy card color other than white; and (v) make other technical, conforming and modernizing changes.

As a result of the amendments discussed above, if a stockholder intends to present a proposal or nominate a person for election at the Company’s 2025 annual meeting of stockholders pursuant to Section 2.04 of the Bylaws, the Company’s Corporate Secretary must receive written notice of the intent to present such proposal or nomination no earlier than February 27, 2025, and no later than March 29, 2025, to be timely.

The Bylaws are filed with this Current Report on Form 8-K as Exhibit 3.1 and are incorporated by reference herein. The foregoing summary of the amendments to the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Bylaws.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 27, 2024. The matters voted upon at the Annual Meeting, each of which is described in the Company’s 2024 Proxy Statement filed on May 15, 2024 (the “Proxy Statement”), and the results of the voting were as follows:

Election of Directors

Alessandro Bogliolo, Gina R. Boswell, Lucy O. Brady, Francis A. Hondal, Danielle M. Lee, Sarah E. Nash, Juan Rajlin, Stephen D. Steinour, J.K. Symancyk, and Steven E. Voskuil were elected to the Board for a term of one year. Of the 204,486,481 shares present in person or represented by proxy at the meeting, the number of shares voted for, the number of shares voted against, the number of shares abstained and the number of broker non-votes were as follows, with respect to each of the nominees:

	For	Against	Abstain	Broker Non-Votes
Alessandro Bogliolo	192,910,599	1,525,776	177,793	9,872,314
Gina R. Boswell	194,289,260	212,389	112,519	9,872,314
Lucy O. Brady	193,523,677	924,183	166,308	9,872,314
Francis A. Hondal	192,793,228	1,654,755	166,185	9,872,314
Danielle M. Lee	187,563,903	6,882,510	167,754	9,872,314
Sarah E. Nash	185,794,362	8,708,083	111,723	9,872,314
Juan Rajlin	194,221,153	215,193	177,822	9,872,314
Stephen D. Steinour	184,853,176	9,594,180	166,812	9,872,314
J.K. Symancyk	194,075,599	358,323	180,246	9,872,314
Steven E. Voskuil	193,527,412	909,581	177,174	9,872,314

Ratification of the Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year was ratified, with 198,790,248 shares voting for the appointment, 5,515,850 shares voting against the appointment and 180,383 shares abstaining.

Advisory Vote on Executive Compensation

The compensation of the Company’s named executive officers as described in the Proxy Statement was approved by the Company’s stockholders, on an advisory basis, with 185,770,557 shares voting for the Company’s executive compensation, 7,632,595 shares voting against the Company’s executive compensation, 1,211,015 shares abstaining and 9,872,314 broker non-votes. 96.05% of the shares voting on the proposal voted in favor of the proposal.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Bath & Body Works, Inc., effective June 27, 2024
104	Cover page Interactive Data File (Formatted in inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATH & BODY WORKS, INC.

Date: June 27, 2024	By:	/s/ Michael C. Wu
		Name:	Michael C. Wu
		Title:	Chief Legal Officer and Corporate Secretary